POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints S. Nicholas Walker, Elinor A. Wexler and Frank P. Vaughan, and each of them, any of whom may act without joinder of others, its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place, and stead, in any and all capacities, to sign and file one or more of Forms 3, 4, and 5, and amendments thereto, reporting on the undersigned's beneficial ownership of securities of The Cronos Group (Cronos), pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could to, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Cronos, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


YORK
STOCKBROKERS CORP.



BY:  /s/ S. Nicholas Walker

S. NICHOLAS
WALKER
MANAGING DIRECTOR


DATED:  AUGUST 7, 2003